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                                                                 EXHIBIT 10 (25)

               AGREEMENT OF MERGER AND DEBT SETTLEMENT


      THIS AGREEMENT OF MERGER AND DEBT SETTLEMENT, dated as of September 29, 2000 (this "AGREEMENT" and sometimes referred to herein as "Agreement of Merger"), among Westlake Technology Corporation, a California corporation ("WESTLAKE"), Teletrac, Inc., a California corporation ("Teletrac"), Teletrac Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Teletrac ("ACQUISITION SUB") and William Valliant, the sole stockholder of Westlake (the "Stockholder"). Westlake and Acquisition Sub are hereinafter sometimes referred to as the "CONSTITUENT CORPORATIONS."

      WHEREAS, Westlake and Teletrac had entered into a Senior Secured Loan Agreement, dated as of August 12, 1998, as amended (the "Loan Agreement"), pursuant to which Teletrac had agreed to make one or more loans to Westlake in an aggregate maximum principal amount of up to $1,900,000 during the period between August 12, 1998 and August 12, 2001;

      WHEREAS, as of the date hereof, the outstanding balance of loans under the Loan Agreement is $2,010,072.65 consisting of $1,674,702.79 of principal and $340,050.48 of accrued and unpaid interest;

      WHEREAS, Westlake and Teletrac have determined that, in light of Westlake's current financial condition, Westlake will not be able to fully repay the principal and interest due under the Loan Agreement;

      WHEREAS, in partial repayment of the principal and interest due under the Loan Agreement, Westlake has agreed to transfer and assign all of its assets to Teletrac or its designee;

      WHEREAS, Westlake and Teletrac have agreed that such transfer and assignment shall be effected by way of the merger of Westlake into Acquisition Sub as hereafter provided;

      WHEREAS, to give effect to the foregoing, the Boards of Directors of Westlake, Teletrac and Acquisition Sub deem it advisable and to the welfare and advantage of each of the Constituent Corporations and their respective stockholders that Westlake merge under and pursuant to the California General Corporation Law ("CGCL") with and into Acquisition Sub, which shall be the surviving corporation (such


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corporation in its capacity as such surviving corporation being hereinafter sometimes called the "SURVIVING CORPORATION"), and have approved this Agreement and the merger contemplated hereby (the "MERGER"); and

      WHEREAS, Teletrac will forgive and cancel the principal and interest due under the Loan Agreement that is not repaid by Westlake pursuant to the Merger.

      Accordingly, it is hereby agreed as follows:

      1. THE MERGER. At the Effective Time (as defined in Section 5.2 hereof), Westlake shall merge with and into Acquisition Sub, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the Merger into effect:

      2. CONSTITUENT CORPORATIONS; CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS; AND OFFICERS.

            2.1. CONSTITUENT CORPORATIONS.

                  (a) Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

                  (b) Westlake is the disappearing corporation, as that term is defined in the CGCL, in the merger described in this Agreement.

                  (c) The name of the Surviving Corporation is Teletrac Acquisition Corporation.

            2.2. ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquisition Sub, as in effect on the date hereof, shall be the Articles of Incorporation of the Surviving Corporation, which upon the filing of this Agreement, shall be amended and restated in the form attached hereto as Exhibit A and thereafter shall continue as the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law.

            2.3. BYLAWS. The Bylaws of Acquisition Sub, as in effect on the date hereof, shall, from and after the Effective Time, be and continue to be the Bylaws of the Surviving Corporation until amended in the manner permitted by law.

            2.4. DIRECTORS. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of whom shall hold office until his respective successor is elected and shall qualify in accordance with law and the Bylaws of the Surviving Corporation.



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            2.5. OFFICERS. The officers of Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of whom shall hold office until his respective successor is elected and shall qualify in accordance with the Bylaws of the Surviving Corporation.

      3. STATUS OF SECURITIES OF CONSTITUENT CORPORATIONS.

            3.1. TELETRAC'S COMMON STOCK. The shares of common stock, par value $0.01 per share, of Acquisition Sub outstanding at the Effective Time, shall remain outstanding from and after the Effective Time as shares of the Surviving Corporation.

            3.2. WESTLAKE'S COMMON STOCK. At the Effective Time, the shares of common stock, no par value, of Westlake shall, by virtue of the Merger, automatically be canceled, without payment of any consideration to the holders thereof, and all rights in respect thereof shall cease to exist.

      4. PARTIAL REPAYMENT; CANCELLATION; RELEASES.

            4.1. PARTIAL REPAYMENT OF LOAN. Westlake and Teletrac hereby agree that the transfer and assignment by Westlake of all its assets to Acquisition Sub pursuant to the Merger shall constitute a repayment by Westlake of $1,674,702.79 of principal and $340,050.48 of interest due and owing under the Loan Agreement.

            4.2 CANCELLATION OF BALANCE OF LOAN. Immediately prior to the Effective Time, Teletrac shall forgive and cancel the portion of the principal and interest due and owing by Westlake under the Loan Agreement that is not being repaid by Westlake pursuant to Section 4.1 hereof.

            4.3 STOCKHOLDER ACKNOWLEDGMENT AND RELEASE. The Stockholder acknowledges that, as the sole stockholder of Westlake, he will not receive any payment in respect of his holdings of capital stock of Westlake; hereby accepts and agrees to such treatment; and further releases Teletrac, each of its affiliates and each of the directors, officers, employees, agents and representatives of Teletrac and each of its affiliates (collectively, the "Released Parties") from any and all liabilities, obligations, claims and causes of action, known or unknown, presently existing or hereafter arising, which he ever had, now has or hereafter can, shall or may have against any of the Released Parties, and covenants not to sue any of the Released Parties, by reason of any acts or omissions arising prior to the date hereof.

            4.4 LOAN AGREEMENT RELEASES. Upon completion of the Merger and the matters set forth in Section 4.2 hereof, the parties hereto each shall be released from any further obligations or liabilities under the Loan Agreement and any guarantees of the loan obligation under the Loan Agreement.

      5. APPROVAL AND EFFECT OF MERGER.



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            5.1. APPROVAL OF MERGER. This Agreement has been submitted to the respective Boards of Directors of Westlake and Acquisition Sub for the purpose of acting on this Agreement in accordance with the applicable provisions of CGCL. Upon such submissions, the Boards of Directors of Westlake and Acquisition Sub each unanimously consented to the adoption of this Agreement, as evidenced by a written consent. This Agreement was submitted to the respective stockholders of Westlake and Acquisition Sub for the purpose of acting on this Agreement in accordance with applicable provisions of CGCL and the respective stockholders holding all of the outstanding shares of Common Stock of Westlake and Acquisition Sub approved the adoption of this Agreement by unanimous written consent.

            5.2. EFFECTIVE TIME. The Merger shall become effective (the "Effective Time") upon the filing of this Agreement and the officer's certificates (the "Filing") prescribed by Section 1103 of CGCL with the Secretary of State of California. Teletrac shall determine when the Filing shall occur.

            5.3. EFFECT OF MERGER. From and after the Effective Time, the status, rights and liabilities of, and the effect of the Merger on each of the Constituent Corporations and the Surviving Corporation shall be as provided under CGCL. At any time, and from time to time, after the Effective Time, the authorized officers of Westlake, or the authorized officers of the Surviving Corporation, may, in the name of Westlake, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of Westlake's property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement and the Merger.

      6.    REPRESENTATION AND WARRANTIES OF TELETRAC AND ACQUISITION SUB

            Teletrac and Acquisition Sub hereby represent and warrant as follows:

            6.1. ORGANIZATION, GOOD STANDING AND POWER. Each of Teletrac and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder.

            6.2. EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by each of Teletrac and Acquisition Sub will not, with or without the giving of notice and/or the passage of time, violate any provision of law applicable to it or conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance



                                       -4-
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upon any of its properties or assets pursuant to, any corporate charter, bylaw, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound.

            7.    REPRESENTATIONS AND WARRANTIES OF WESTLAKE AND THE STOCKHOLDER

                  Westlake and the Stockholder represent and warrant as follows:

                  7.1. ORGANIZATION. Westlake is a corporation, validly existing and in good standing under the laws of the State of California, is duly qualified and in good standing in each jurisdiction where such qualification is necessary and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to enter into this Agreement and to perform its obligations hereunder. The copies of Westlake's Certificate of Incorporation and Westlake's Bylaws, all as amended to date, which have been delivered to Teletrac, are correct and complete.

                  7.2. CAPITALIZATION. Westlake's authorized capital stock consists of 5,000 shares of Common Stock, no par value, of which 1,000 shares are outstanding and owned by the Stockholder.

                  7.3. OPTIONS, WARRANTS, RIGHTS, ETC. Other than the Guaranty and Pledge Agreement, dated August 12, 1998, between the Stockholder and Teletrac, there are no outstanding subscriptions, options, warrants, calls, commitments or agreement to which Westlake or the Stockholder is a party or by which Westlake or the Stockholder is bound which relate to the issuance or sale by Westlake or the Stockholder of shares of Westlake's capital stock.

                  7.4. EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by each of Westlake and the Stockholder will not, with or without the giving of notice and/or the passage of time, violate any provision of law applicable to Westlake or the Stockholder or conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of Westlake or the Stockholder pursuant to, any corporate charter, bylaw, indenture, mortgage, deed of trust or other agreement or instrument to which Westlake or the Stockholder is a party or by which Westlake or the Stockholder or any of its or his properties or assets may be bound.

                  7.5. CONSENTS. Neither the nature of Westlake or its business or properties, nor any relationship between Westlake or the Stockholder on the one hand and any other person on the other hand, nor any circumstances in connection with the execution, delivery and performance of this Agreement, is such as to require a consent, approval or authorization of any person or governmental authority, or filing, registration or qualification with, any governmental authority on the part of Westlake or the



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Stockholder in connection with execution, delivery and performance of this
Agreement, other than the filing of this Agreement as required by Section 1103 of the CGCL and the certificate of satisfaction of the Franchise Tax Board referred to therein.

                  7.6. FINANCIAL STATEMENTS. Westlake has provided to Teletrac the unaudited balance sheets and statements of operations and retained earnings of Westlake as of and for the fiscal year ended March 31, 1999 and as of and for the nine month period ended December 31, 1999, which have been compiled by C. Ronald Watt, certified public accountants (collectively, the "Financial Statements"). The Financial Statements were prepared in conformity with generally accepted accounting principles, and fairly present the financial position of the Company as of such dates and the results of its operations for the periods then ended. Since December 31, 1999, there has been no (i) material adverse change in the financial condition or operations of Westlake; (ii) change in the authorized or issued capital stock of Westlake; (iii) grant of any option, warrant or other right to purchase shares of capital stock, or securities convertible into capital stock, of Westlake; (iv) reclassification, combination, split, purchase, redemption, issuance, sale or other acquisition or disposition of shares of capital stock of Westlake; (v) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Westlake; (vi) amendment or other change in the Westlake's Article of Incorporation or Bylaws; (vi) substantial acquisition or disposition of assets by Westlake, (viii) change in the accounting policies, practices or procedures of Westlake; or (ix) agreement (whether written or oral) regarding any of (ii) through (viii) above. Westlake does not have any material debts, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, except for (a) debts, liabilities or obligations that are fully reflected in, or reserved against, on the December 31, 1999 balance sheet included in the Financial Statements and (b) debts, liabilities or obligations arising in the ordinary course of business consistent with past practice since December 31, 1999 which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or other), prospects or results of operations of Westlake.

                  7.7. LITIGATION. There are no actions, suits, proceedings or investigations pending, or to the knowledge of Westlake, threatened against or relating to Westlake or its assets, properties and businesses, or in any way involving this Agreement, nor is there any basis known to Westlake for any such action, suit, proceeding or investigation. Westlake is not in default with respect to any order, judgment, writ, injunction or decree of any governmental agency or instrumentality.

                  7.8. BOOKS AND RECORDS. The books and records of Westlake are in all material respects complete and correct, have been maintained in accordance with good business practice and accurately reflect the basis for the financial condition and results of operations of Westlake set forth in the Financial Statements.



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                  7.9. COMPLIANCE WITH APPLICABLE LAWS. To the knowledge of
Westlake and the Stockholder, the conduct of its business by Westlake does not violate or infringe any domestic (federal or local) or foreign law, statute, or ordinance or regulation or any patent, trademark, trade name, copyright, know-how or other proprietary right of others, the enforcement of which would materially and adversely affect the business of Westlake or the value of its properties or assets.

            8.    GENERAL.

                  8.1. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns.

                  8.2. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

                  8.3. SEVERABILITY. If any provision of this Agreement, or the application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect the other provisions or application of this Agreement.

                  8.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS.

                  8.5. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  8.6. MODIFICATIONS AND WAIVERS. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

                  8.7. HEADINGS. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.



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                  8.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  8.9. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

            if to Teletrac or Acquisition Sub to:

                  John Hanley
                  Axsys Technologies, Inc.
                  175 Capital Boulevard
                  Suite 103
                  Rocky Hill, Ct 06067
                  Telephone:  860-257-0200
                  Facsimile:  860-594-5750

            If to Westlake or the Stockholder:

                  William Valliant
                  6785 San Onofre Court
                  Camarillo, CA 93012
                  Telephone: 805-376-1912
                  Facsimile: 805-376-3552

                  and


                  Jonathan A. Karp
                  Reish & Luftman
                  11755 Wilshire Blvd.
                  10th Floor
                  Los Angeles, CA 90025
                  Telephone: 310-478-5656
                  Facsimile: 310-478-5831


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            IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date first above written.

                                             Westlake Technology Corporation



                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                             Teletrac Acquisition Corporation



                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                             Teletrac, Inc.

                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                             Stockholder



                                             ------------------------------
                                             William Valliant

SPOUSAL CONSENT:
      The undersigned acknowledges that the undersigned has read the foregoing Agreement of Merger between Westlake Technology Corporation, Teletrac, Inc. and Teletrac Acquisition Corporation and the undersigned's spouse; understands that the Agreement of Merger provides for the merger of a corporation wholly owned by the undersigned's spouse; consents to the undersigned's spouse's execution and delivery of the foregoing Agreement of Merger and agrees to be bound by the foregoing Agreement of Merger.

                                              --------------------------
                                              Stockholder's Spouse
                                              Name:

                                      -ii-

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                                             Westlake Technology Corporation


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                             Teletrac Acquisition Corporation



                                             By:
                                                -----------------------------
                                                Name:
                                                Title:  Secretary

                                             Teletrac, Inc.

                                             By:
                                                -----------------------------
                                                Name:
                                                Title: Secretary


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